UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2012

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Information.

On May 14, 2012, Cyclacel Pharmaceuticals, Inc. (the “Company”) mailed a letter to its stockholders enclosing an additional proxy card relating to the upcoming annual meeting scheduled for May 23, 2012 and reminding them to vote their shares with respect to the following proposals:

•                  the election of directors,

•                  to approve the reverse stock split in a ratio of up to and including 1:10, such ratio to be determined by the Company’s Board of Directors, so as to enable the Company to regain compliance with the minimum per share bid price requirement and thereby continue its listing on The NASDAQ Global Market,

•                  to approve the 2006 amended and restated equity incentive plan to increase the number of shares available for the grant of awards by 4.8 million shares (on a pre-split basis), and

•                  to ratify the appointment of an independent registered public accounting firm.

A copy of the letter is attached as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Neither the filing of the letter as an exhibit to this Report nor the inclusion in the letter of a reference to our internet address shall, under any circumstances, be deemed to incorporate the information available at our internet address into this Report. The information available at our internet address is not part of this Report or any other report filed by us with the Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Cyclacel Pharmaceuticals, Inc. letter to stockholders dated May 14, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

	By:	/s/ Paul McBarron
	Name:	Paul McBarron
	Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: May 15, 2012

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